UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010 (September 19, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2010, pursuant to the approval of Xfone, Inc.’s (“Xfone”) Board of Directors (the “Board”), following the recommendation of Xfone’s Compensation Committee and Audit Committee, Xfone entered into a Severance Agreement (the “Agreement”) with Guy Nissenson, its President, CEO, director and major shareholder.  The Agreement was entered into pursuant to Section 17 of the Consulting Agreement between Xfone and Mr. Nissenson, dated March 28, 2007, and amended on June 30, 2010 (the “Consulting Agreement”).  Pursuant to the Agreement, in the event that (a) either (1) Xfone terminates the Consulting Agreement and/or the Employment Agreement between Xfone and Mr. Nissenson, dated June 30, 2010 (the “Employment Agreement”), for a reason other than cause, disability or death, or (2) Mr. Nissenson terminates the Consulting Agreement and the Employment Agreement for good reason, and (b) Mr. Nissenson (1) signs and delivers to Xfone a Release of Claims satisfactory to Xfone, and (2) complies with the applicable terms of the Agreement, the Consulting Agreement and the Employment Agreement, then Mr. Nissenson shall be entitled to certain severance benefits.

The severance benefits include (a) a lump sum payment consisting of (1) 3.5 months’ fee under the Consulting Agreement as then in effect, for each year or part thereof beginning on the inception of Xfone and continuing until the termination date, and (2) 3.5 months’ salary under the Employment Agreement as then in effect, for each year or part thereof beginning on the inception of Xfone and continuing until the termination date, (b) full vesting of options which would have vested during the one-year period commencing on the termination date and which are not dependent on the achievement of a performance objective or objectives, (c) payment of outstanding and unpaid fees, bonuses, expenses, salaries and employee social and fringe benefits due pursuant to the Consulting Agreement and the Employment Agreement prior to the termination date.

The initial term of the Agreement is 4.5 years, beginning on September 20, 2010.  The term shall be automatically renewed for additional terms of 3 years for as long as the Consulting Agreement and the Employment Agreement are in effect.

The foregoing summary of the Agreement is qualified in its entirety by reference to the definitive Agreement, a copy of which is attached as Exhibit 10.144.

Item 8.01 Other Events

On September 19, 2010, Xfone made certain changes to the composition of its Board and certain of the Board’s committees.  Itzhak Almog was appointed as the Chairman of the Board to replace Abraham Keinan.  Itzhak Almog, Shermer S. Schwartz and Israel Singer were reappointed as members of the Board’s Audit Committee. Mr. Almog was reappointed as the Chairman of the Audit Committee. Mr Israel Singer was appointed as member and Chairman of the Board’s Compensation Committee.  Arie Rosenfeld was appointed as a member of the Board’s Nominating Committee.  Following the appointments, Xfone’s Compensation Committee consists of Israel Singer (Chairman) and Shemer S. Schwartz.  Xfone’s Nominating Committee consists of Itzhak Almog (Chairman) and Arie Rosenfeld.  The Board has also determined that Shemer S. Schwartz, Itzhak Almog, Israel Singer and Arie Rosenfeld are deemed “Independent Directors,” as defined in Section 803 A(2) of the NYSE Amex Company Guide.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

Exhibit No.	Description
10.144	Severance Agreement entered into on September 20, 2010 between Xfone, Inc. and Guy Nissenson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: September 20, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Description
10.144	Severance Agreement entered into on September 20, 2010 between Xfone, Inc. and Guy Nissenson.